Exhibit No. 10.19

PROMISSORY NOTE

Dated as of January 31, 2006

Amount: $102,009.70

FOR VALUE RECEIVED, the undersigned Shearson Financial Network, Inc., a Nevada corporation ("Maker"), promises to pay to the order of Joseph Cosio Barron ("Lender"), the principal sum of one hundred two thousand nine dollars and seventy cents ($102,009.70), (the "Principal Amount") together with interest on the unpaid Principal Amount on maturity of this note (the "Note"). Said note shall be due on demand (the "Maturity Date"). In addition, the Maker promises to pay to the order of Lender an amount equal to ten percent (10%) of the Principal Amount on the Maturity Date (the "Maturity Payment"). The unpaid Principal Amount and accrued interest shall be due on maturity of this note (the "Note").

On January 11, 2006, the Lender advanced the Maker $75,000. On January 31, 2006, the Lender advanced an additional $27,009.70, for total advanced of $102,009.70.

1. WAIVERS.

Except as set forth elsewhere herein, Maker, for itself and its legal representatives, successors, and assigns, expressly waives presentment, protest, demand, notice of dishonor, notice of nonpayment, notice of maturity, notice of protest, notice of intent to accelerate, notice of acceleration, presentment for the purpose of accelerating maturity, and diligence in collection.

2. DEFAULT.

The occurrence and continuance of one or more of the following events shall constitute an event of default ("Event of Default") of this Note:

2.1 The nonpayment of the Principal Amount or the Maturity Payment under the Note or any accrued interest thereon by Maker within five business days of when the same shall have become due and payable.

2.2 The entry of a decree or order by a court having appropriate jurisdiction adjudging Maker bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of Maker under the federal Bankruptcy Act or any other applicable federal or state law, or appointing a receiver, liquidator, assignee or trustee of Maker, or any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days.

2.3 The institution by Maker of proceedings to be adjudicated bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the federal Bankruptcy Act or any other applicable federal or state law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee or trustee of the Company, or of any substantial part of its property, shall become subject to the jurisdiction of a federal bankruptcy court or similar state court, or if Maker shall make an assignment for the benefit of its creditors, or if there is a receivership, execution or other material judicial seizure, or if there is an admission in writing by Maker of its inability to pay its debts generally as they become due, or the taking of corporate action by Maker in furtherance of any such action.

2.4 Default in the obligation of Maker for borrowed money, other than this Note, which shall continue for a period of sixty (60) days, or any event that results in acceleration of the maturity of any material indebtedness of Maker under any note, indenture, contract, or agreement.

2.5 Maker's failure to comply with any material term, obligation, covenant, or condition contained in this Note, within 10 days after the expiration of all cure periods and receipt of written notice from the Lender demanding such compliance.

2.6 Any warranty, covenant, or representation made to the Lender by Maker under this Agreement, proves to have been false in any material respect when made or furnished.

3. ACCELERATION.

At the option of the Lender, and without presentment, demand, protest or notice, all of which are hereby expressly waived, the Principal Amount, the Maturity Payment and any accrued and unpaid interest thereon shall become immediately due and payable upon an Event of Default as set forth in Section 6 above. Any reasonable attorneys' fees and other expenses incurred by the Lender in connection with Maker's bankruptcy or any of the other Event of Default described in Section 6 shall be additional indebtedness of Maker secured by this Agreement.

4. SECURITY INTERESTS.

It is further understood that this Note is not secured by a personal guarantee.

5. ATTORNEYS' FEES.

In the event it should become necessary to employ counsel to collect any amounts owed by Maker under this Note, Maker agrees to pay the reasonable attorneys' fees and costs of the Lender, incurred in connection with the Lender's collection efforts, irrespective of whether suit is brought.

6. SECTION HEADINGS.

Headings and numbers have been set forth for convenience only. Unless the contrary is compelled by the context, everything contained in each paragraph applies equally to this entire Note.

7. AMENDMENTS IN WRITING.

Subject to applicable law, this Note may be amended, modified, or supplemented only by a written agreement signed by the Lender and the Maker.

8. CHOICE OF LAW

This Note and all transactions hereunder and/or evidenced hereby shall be governed by and construed under the laws of the State of Nevada without regard to the conflicts of law principles thereof.

9. ARBITRATION.

If at any time during the term of this Note any dispute, difference, or disagreement shall arise upon or in respect of the Note, and the meaning and construction hereof, every such dispute, difference, and disagreement shall be referred to a single arbiter agreed upon by the parties hereto, or if no single arbiter can be agreed upon, an arbiter or arbiters shall be selected in accordance with the rules of the American Arbitration Association and such dispute, difference, or disagreement shall be settled by binding arbitration in accordance with the then prevailing commercial rules of the American Arbitration Association, and judgment upon the award rendered by the arbiter may be entered in any court having jurisdiction thereof The parties hereto each jointly and severally waive any and all rights to appeal the judgment or award of such arbiter(s).

10. TRANSFERABILITY.

The right to principal and interest under this Note may be transferred only through a book entry system maintained by Maker. Any other means of transfer, including, without limitation, transfers by endorsement, shall be null and void. Ownership of the obligation must be reflected in a book entry. A book entry is a record of ownership that identifies the owner of an interest in this Promissory Note.

IN WITNESS WHEREOF, the Maker has caused its duly authorized representative to execute this Note as of the date first written above.

SHEARSON FINANCIAL NETWORK, INC.

/s/ Michael A. Barron
Michael A. Barron
CEO